QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

Jenkens & Gilchrist A PROFESSIONAL CORPORATION 1445 ROSS AVENUE SUITE 3200 DALLAS, TEXAS 75202 (214) 855-4500 FACSIMILE (214) 855-4300 www.jenkens.com	AUSTIN, TEXAS
(512) 499-3800

CHICAGO, ILLINOIS
(312) 425-3900

HOUSTON, TEXAS
(713) 951-3300

LOS ANGELES, CALIFORNIA
(310) 820-8800

NEW YORK, NEW YORK
(212) 704-6000

PASADENA, CALIFORNIA
(626) 578-7400

SAN ANTONIO, TEXAS
(210) 246-5000

WASHINGTON, D.C.
(202) 326-1500

May 19, 2004

Refocus Group, Inc.
10300 North Central Expressway
Suite 104
Dallas, Texas 75231

  Re:
  Registration Statement on Form SB-2 (No. 333-            )

Ladies and Gentlemen:

        We have acted as counsel to Refocus Group, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the sale by stockholders of the Company of up to 22,628,886 shares (the "Shares") of Company common stock, par value $0.0001 per share, pursuant to the Company's Registration Statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission under the Act.

        This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Act.

        In rendering this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (1) the Registration Statement (together with the prospectus), (2) the Certificate of Incorporation of the Company, as amended, (3) the Bylaws of the Company, as amended (4) resolutions, minutes and records of the corporate proceedings of the Company with respect to the issuance of the Shares and (5) such other documents and instruments as this firm has deemed necessary for the expression of these opinions. In making the foregoing examinations, this firm has assumed the genuineness of all signatures and the authenticity of all documents submitted to this firm as originals, and the conformity to original documents of all documents submitted to this firm as certified, conformed or photostatic copies. As to various questions of fact material to this opinion letter, and as to the content and form of the Certificate of Incorporation, bylaws, minutes, records, resolutions and other documents or writings of the Company, this firm has relied, to the extent it deems reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to this firm by the Company, without independent check or verification of their accuracy.

        Based upon our examination and consideration of and reliance on the documents and other matters described above and assuming that all relevant corporate actions heretofore taken by the Company remain in full force and effect, this firm is of the opinion that (i) the 17,897,636 shares of Refocus common stock included in the Registration Statement that are presently outstanding are legally issued, fully-paid and nonassessable, and (ii) the 4,731,250 shares of Refocus common stock included in the Registration Statement that are issuable pursuant to outstanding warrants, if and when issued, sold and delivered by the Company for the consideration stated in, and in accordance with the terms and conditions of, the instruments governing their issuance, will be legally issued, fully-paid and nonassessable.

        We are attorneys admitted to practice in the State of Texas. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America, the Delaware General Corporation Law and the State of Texas.

        This firm hereby consents to the filing of this opinion letter as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, this firm does not admit that it comes within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
Jenkens & Gilchrist, a Professional Corporation
By:	/s/ Robert W. Dockery Robert W. Dockery, Authorized Signatory

        CGP:cgp

QuickLinks

  Exhibit 5.1